Exhibit 10.1

================================================================================


                             AMENDED AND RESTATED

                         SECURITIES PURCHASE AGREEMENT

                                     AMONG

                            RARE MEDIUM GROUP, INC.

                                      AND

                        APOLLO INVESTMENT FUND IV, L.P.

                                      AND

                       APOLLO OVERSEAS PARTNERS IV, L.P.

                                      AND

                                AIF IV/RRRR LLC







                           Dated as of June 4, 1999


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Authorization of Securities .............................................   1
2. Sale and Purchase of the Securities; Escrow .............................   2
3. Closing .................................................................   2
4. Representations and Warranties of the Purchaser; Register of Securities;
   Restrictions on Transfer ................................................   3
   4.1   Organization ......................................................   3
   4.2   Authority .........................................................   3
   4.3   Consents and Approvals; No Violations .............................   3
   4.4   Information Supplied ..............................................   4
   4.5   Ownership of Company Common Stock .................................   4
   4.6   Financing .........................................................   4
   4.7   Brokers ...........................................................   4
   4.8   Investment Representations and Warranties .........................   5
5. Representations and Warranties by the Company ...........................   5
   5.1   Capitalization ....................................................   6
   5.2   Due Issuance and Authorization of Capital Stock ...................   6
   5.3   Organization ......................................................   7
   5.4   Subsidiaries ......................................................   7
   5.5   Financial Statements ..............................................   8
   5.6   Absence of Certain Developments ...................................   8
   5.7   Title to Property and Assets ......................................   9
   5.8   SEC Documents .....................................................   9
   5.9   Undisclosed Liabilities ...........................................  10
   5.10  Litigation ........................................................  10
   5.11  Compliance with Laws ..............................................  10
   5.12  Taxes .............................................................  10
   5.13  Consents ..........................................................  11
   5.14  Authorization; Enforcement ........................................  11
   5.15  Issuance of Shares; Lien of Escrow Agreement ......................  11
   5.16  No Conflicts ......................................................  12
   5.17  Intellectual Property .............................................  13
   5.18  Foreign Corrupt Practices Act .....................................  15
   5.19  Material Contracts ................................................  15
   5.20  Right of First Refusal; Stockholders' Agreement; Voting and
         Registration Rights ...............................................  15
   5.21  Form S-3 Eligibility ..............................................  16
   5.22  Previous Issuances Exempt .........................................  16
   5.23  No Integrated Offering ............................................  16
   5.24  Acknowledgment Regarding Securities ...............................  17

   5.25  Year 2000 ......................................................... 17
   5.26  Insurance ......................................................... 18
   5.27  Environmental Matters ............................................. 18
   5.28  Exchange Agreements ............................................... 19
   5.29  Rare Medium Note Holders .......................................... 19
   5.30  Employee Relations ................................................ 19
   5.31  Related Party Transactions ........................................ 20
   5.32  Acknowledgment Regarding the Purchaser's Purchase of the Securities 20
   5.33  Corporate Minute Books ............................................ 21
   5.34  Disclosure ........................................................ 21
   5.35  Fresh Air Solutions Liabilities ................................... 21
6. Conditions of Parties' Obligations ...................................... 22
   6.1   Conditions of the Purchaser's Obligations ......................... 22
   6.2   Conditions of Company's Obligations ............................... 24
7. Covenants ............................................................... 25
   7.1   Maintain Corporate Rights and Facilities .......................... 25
   7.2   Maintain Insurance ................................................ 25
   7.3   Information Rights ................................................ 25
   7.4   Notice of Litigation, Disputes and Adverse Changes ................ 27
   7.5   Conduct of Business ............................................... 28
   7.6   Compliance with Certificate of Incorporation and Bylaws ........... 28
   7.7   Internal Accounting Controls ...................................... 28
   7.8   Indemnification of the Board of Directors ......................... 28
   7.9   Use of Proceeds ................................................... 28
   7.10  Reservation of Common Stock ....................................... 28
   7.11  Advice of Changes; Filings; Proxy ................................. 28
   7.12  Future Offerings .................................................. 29
8. Negative Covenants ...................................................... 29
   8.1   No Solicitation ................................................... 30
   8.2   Protective Provisions ............................................. 31
   8.3   No Purchase by Apollo Purchasers .................................. 32
9. Registration Rights ..................................................... 32
   9.1   Certain Definitions ............................................... 32
   9.2   Demand Registration ............................................... 33
   9.3   Piggyback Registration ............................................ 35
   9.4   S-3 Registrations ................................................. 36
   9.5   Expenses .......................................................... 37
   9.6   Preparation and Filing ............................................ 37
   9.7   Indemnification ................................................... 40
   9.8   Underwriting Agreement ............................................ 43
   9.9   Information From Selling Investors ................................ 43
   9.10  Exchange Act Compliance ........................................... 43
   9.11  No Conflicting Registration Rights ................................ 43

     9.12  Registration Rights Regarding the Non-Voting Common Stock ...... 43
10.  Definitions .......................................................... 43
11.  Enforcement .......................................................... 47
     11.1  Remedies at Law or in Equity ................................... 47
     11.2  Cumulative Remedies ............................................ 48
     11.3  No Implied Waiver .............................................. 48
12.  Miscellaneous ........................................................ 48
     12.1  Waivers and Amendments ......................................... 48
     12.2  Notices ........................................................ 49
     12.3  Termination of Agreement ....................................... 50
     12.4  Indemnification ................................................ 51
     12.5  Allocation of Purchase Price ................................... 51
     12.6  Survival of Representations and Warranties, etc ................ 51
     12.7  Severability ................................................... 51
     12.8  Parties in Interest ............................................ 52
     12.9  Headings ....................................................... 52
     12.10 Choice of Law .................................................. 52
     12.11 Expenses ....................................................... 52
     12.12 Counterparts ................................................... 53
     12.13 Entire Agreement ............................................... 53

                                 LIST OF ANNEXES

                         (Not a part of this Agreement)


Annex 1-A                Certificate of Designation of Series A Convertible
                         Preferred Stock

Annex 1-B                Certificate of Designation of Series B Preferred Stock

Annex 2-A                Form of Series 1-A Warrant

Annex 2-B                Form of Series 1-B Warrant

Annex 2-C                Form of Series 2-A Warrant

Annex 2-D                Form of Series 2-B Warrant

Annex 3                  Form of Escrow Agreement

Annex 6.1(d)             Form of Opinion of Mesirov Gelman Jaffe Cramer &
                         Jamieson, LLP

Annex 6.2(d)             Form of Opinion of Sidley & Austin

                                LIST OF SCHEDULES

                         (Not a part of this Agreement)


Schedule 5.1        -    Capitalization
Schedule 5.2        -    Due Issuance and authorization of Capital Stock
Schedule 5.3        -    Organization
Schedule 5.4        -    Subsidiaries
Schedule 5.5        -    Financial Statements
Schedule 5.6        -    Absence of Certain Developments
Schedule 5.7        -    Title to Property and Assets
Schedule 5.9        -    Undisclosed Liabilities
Schedule 5.10       -    Litigation
Schedule 5.11       -    Compliance with Laws
Schedule 5.12       -    Taxes
Schedule 5.13       -    Consents
Schedule 5.16       -    No Conflicts
Schedule 5.17       -    Intellectual Property
Schedule 5.19       -    Material Contracts
Schedule 5.20       -    Right of First Refusal; Stockholders' Agreement;
                         Voting and Registration Rights
Schedule 5.21       -    Form S-3 Eligibility
Schedule 5.22       -    Previous Issuances Exempt
Schedule 5.24       -    Acknowledgment Regarding Securities
Schedule 5.25       -    Year 2000
Schedule 5.26       -    Insurance
Schedule 5.30       -    Employee Relations
Schedule 5.31       -    Related Party Transactions
Schedule 5.35       -    Fresh Air Solutions Liabilities

                             AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT


          This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into this 4th day of June, 1999 by and among
 ---------
RARE MEDIUM GROUP, INC., a Delaware corporation (the "Company") and APOLLO
                                                      -------
INVESTMENT FUND IV, L.P., a Delaware limited partnership, APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands limited partnership, AIF IV/RRRR LLC, a Delaware limited liability corporation (the "LLC"), and their respective
                                             ---
assignees (collectively, the "Apollo Purchasers") and certain other persons and
                              -----------------
entities whose names are set forth on the signature pages hereof (the Apollo Purchasers, such other persons and entities and any partnership or other entity to which any of the foregoing assigns any of its interests hereunder, collectively, the "Purchaser"). Certain terms used and not otherwise defined in
                   ---------
the text of this Agreement are defined in Section 10 of this Agreement.


                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Company and the Purchaser entered into a Securities Purchase Agreement dated as of May 7, 1999 (the "Existing Agreement");
                                                 ------------------

          WHEREAS, since the execution date of the Existing Agreement, the parties have agreed to amend and restate the Existing Agreement to provide, among other things, for changes in certain voting rights and other terms; and

          WHEREAS, the Company desires to issue and to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Preferred Shares and the Warrants (each as hereinafter defined), all in accordance with the terms and provisions of this Agreement, which supersedes and replaces in all respects the Existing Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

          1.   Authorization of Securities.  The Company has authorized (or
               ---------------------------
prior to the Closing (as hereinafter defined) shall have authorized) (i) the issue and sale of 126,000 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Shares") and 744,000 shares
                                -------------------------
of its Series B Preferred Stock, par value $0.01 per share (the "Series B
                                                                 --------
Preferred Shares"); (ii) the issue with the Series A Preferred Shares of 126,000
----------------
detachable ten-year warrants (the "Series 1-A Warrants"), and with the Series B
                                   -------------------
Preferred Shares of 744,000 detachable ten-year warrants (the "Series 1-B
                                                               ----------
Warrants"), each of which shall entitle its holder to purchase from the Company
--------
thirteen and one-half (13.5) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), or the Company's non-voting
                      ------------
common stock, par value $0.01 per share (the "Non-Voting Common Stock"),
                                              -----------------------
respectively, at a purchase price ranging from $0.01 to $4.20 per share depending on the market price of the Common Stock on the date of exercise; (iii) the issue and sale of 12,262,542 ten-year warrants (the "Series 2 Warrants"),
                                                         -----------------
which shall initially be divided into 1,916,994 Series 2-A Warrants (the "Series
                                                                          ------
2-A Warrants") to purchase from the Company one (1) share of Common Stock at an
------------
initial purchase price of $7.00 per share and 10,345,548 Series 2-B Warrants (the "Series 2-B Warrants") to purchase from the Company one (1) share of Non-
      -------------------
Voting Common Stock at an initial purchase price of $7.00 per share; and (iv) the issue of up to an additional 500,000 Series A Preferred Shares and an additional 775,000 Series B Preferred Shares for the payment of dividends, each such share to be issued with a Series 1-A Warrant or Series 1-B Warrant, respectively. The Series A Preferred Shares and Series B Preferred Shares (collectively, the "Preferred Shares") will have the respective rights,
                    ----------------
preferences and privileges set forth in the forms of Certificate of Designation attached hereto as Annex 1-A and Annex 1-B, respectively (the "Certificates of
                   ---------     ---------                     ---------------
Designation"). The Series 1-A, Series 1-B, Series 2-A and Series 2-B Warrants
-----------
(collectively, the "Warrants") will have the respective rights, preferences and
                    --------
privileges set forth in the forms of Warrant attached hereto as Annex 2-A, Annex
                                                                ---------  -----
2-B, Annex 2-C and Annex 2-D, respectively. The Common Stock and Non-Voting
---  ---------     ---------
Common Stock into which the Preferred Shares are convertible is sometimes referred to herein as the "Conversion Shares"; the Common Stock and Non-Voting
                           -----------------
Common Stock that may be purchased upon exercise of the Warrants is sometimes referred to herein as the "Warrant Shares"; and the Preferred Shares and the
                           --------------
Warrants are sometimes referred to herein collectively as the "Securities".
                                                               ----------

          2.   Sale and Purchase of the Securities; Escrow.  Upon the terms and
               -------------------------------------------
subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing, on the Closing Date (as hereinafter defined), 126,000 Series A Preferred Shares, 126,000 Series 1-A Warrants, 744,000 Series B Preferred Shares, 744,000 Series 1-B Warrants, 1,916,994 Series 2-A Warrants and 10,345,548 Series 2-B Warrants for an aggregate purchase price of $87,000,000 (the "Purchase Price"). The Company will immediately deposit $74,400,000 of the
      --------------
Purchase Price into an escrow account (the "Escrow Account") with The Chase
                                            --------------
Manhattan Bank, as escrow agent (the "Escrow Agent"), pursuant to the Pledge,
                                      ------------
Escrow and Disbursement Agreement, dated as of the Closing Date (the "Escrow
                                                                      ------
Agreement"), among the Company, Apollo Investment Fund IV, L.P. and the Escrow
---------
Agent. The Escrow Account will be invested in high-grade, short-term securities pursuant to Section 2 of the Escrow Agreement and will be pledged to secure the Company's obligation to redeem the Series B Preferred Stock pursuant to Section 4(b)(i) of the Certificate of Designation of Series B Preferred Stock. The form of Escrow Agreement is attached hereto as Annex 3. By executing this Agreement,
                                          -------
each of the Apollo Purchasers authorize Apollo Investment Fund IV, L.P. to approve and enter into the Escrow Agreement on behalf of the other Apollo Purchasers.

          3.   Closing. The closing of the sale to, and purchase by, the
               -------
Purchaser of the Securities referred to in Section 2 hereof (the "Closing")
                                                                  -------
shall occur at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, on the third business day after the satisfaction or waiver of all of the conditions set forth in Section 6 hereof (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser
      ------------
certificates evidencing the Preferred Shares and Warrants (in such denominations as shall be specified in writing by the Purchaser), each of which shall be registered in the Purchaser's name, against delivery to the Company by the Purchaser of the Purchase Price payable by (i) wire transfer, in immediately available funds to an account that the Company will designate in writing to the Purchaser prior to the Closing Date, (ii) certified or cashier's check payable to the order of the Company or (iii) such other form of payment as may be acceptable to the Company.

          4.   Representations and Warranties of the Purchaser; Register of
               ------------------------------------------------------------
Securities; Restrictions on Transfer. Each entity comprising the Purchaser,
------------------------------------
including for this purpose any entity that is a member of the LLC, severally (and not jointly) represents and warrants to the Company as follows:

          4.1  Organization.  It is duly organized, validly existing and in good
               ------------
standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now being conducted. Each such entity is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to either prevent or materially delay its ability to perform its obligations hereunder.

          4.2  Authority.  Each such entity that is executing this Agreement or
               ---------
any Transaction Document has the requisite corporate or partnership power and authority to execute and deliver this Agreement and each Transaction Document to which it is party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Transaction Documents and the other documents and instruments referred to herein, in each case to which each such entity is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such entity and no other proceedings on the part of any such entity are necessary to authorize this Agreement, any Transaction Documents or any such other agreement, document or instrument or to consummate the transactions so contemplated hereby or thereby. This Agreement and the Transaction Documents, and the other documents and instruments referred to herein, to which such each entity is a party have been duly executed and delivered by it and each such document constitutes a valid and binding obligation such entity enforceable against it in accordance with its respective terms.

          4.3  Consents and Approvals; No Violations.  Except for filings,
               -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities or blue sky laws, the
              ------------
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), the Delaware General Corporation Law and state takeover
---
laws, neither the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party, nor the consummation by each such entity of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of its agreement of limited partnership, operating agreement or other organizational documents, (ii) require any filing with, notice to, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement), (iii) result in a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract to which any such entity is a party or by which it or any of its properties or assets may be bound or (iv) violate any order applicable to it, any of its properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to either prevent or materially delay its ability to perform its obligations hereunder.

          4.4  Information Supplied.  None of the written information supplied
               --------------------
by each such entity specifically for inclusion or incorporation by reference in any documents to be filed by the Company with the Securities and Exchange Commission (the "SEC") or any Governmental Entity in connection with the
                 ---
transactions contemplated hereby will, on the date of its filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.5  Ownership of Company Common Stock.  As of the date hereof, the
               ---------------------------------
entities comprising the Purchaser do not own of record or beneficially, a number of shares of Common Stock which, in the aggregate, exceeds 1% of the outstanding shares of Common Stock on the date hereof and, without the consent of the Company, which consent will not be unreasonably withheld, the entities comprising the Purchaser shall not acquire or dispose of any shares of Common Stock until after the Closing Date except in connection with the transactions contemplated by this Agreement.

          4.6  Financing.  At the Closing, the entities comprising the Purchaser
               ---------
will have $87 million available to purchase the Securities.

          4.7  Brokers.  The Purchaser has not engaged a broker, investment
               -------
banker, financial advisor, finder or other person (other than the entities comprising the Purchaser, including for this purpose any entity that is a member of the LLC, pursuant to Section 6.1(j) hereof) entitled to any brokerage, investment banker's, financial advisor's, finder's or other fee or commission for which the Company will be liable in connection with the execution of this Agreement by the Purchaser or the performance by the Purchaser of its obligations hereunder.

          4.8  Investment Representations and Warranties.  (a)  Each such entity
               -----------------------------------------
is acquiring the Securities to be acquired hereunder for its own account, for investment and not with a view to the public resale or distribution thereof, and without any present intention of distributing the same.

          (b) Each such entity comprising the Purchaser understands that the Securities have not been, and will not upon issuance be, registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or any
                                                   --------------
applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such laws, and that the Securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

          (c) Each such entity is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

          (d) Each such entity (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which had access and
(C) can bear the economic risk of such investment in the Securities, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities and to protect its own interests in connection with such investment.

          (e) Each such entity has no need for liquidity in its investment in the Securities and is able to bear the economic risk of its investment in the Securities and the complete loss of all of such investment.

          (f) Each such entity understands that the transferability of the Securities is restricted.

          (g) Each such entity recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the purchase of the Securities.

          5.   Representations and Warranties by the Company.  The Company
               ---------------------------------------------
(which term as used in this Section 5 shall, unless the context otherwise requires, be deemed to include any Subsidiary of the Company) represents and warrants to the Purchaser as follows:

          5.1  Capitalization. (a) The authorized capital stock of the Company
               --------------
consists of two hundred million (200,000,000) shares of Common Stock, par value $.01 per share, and ten million (10,000,000) shares of Preferred Stock, par value $.01 per share. The Company has no other class of capital stock authorized, issued or outstanding. The capitalization of the Company as of the date hereof, including, without limitation, the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on Schedule 5.1(a) of the disclosure schedule
                             ---------------
delivered by the Company to the Purchaser in connection herewith (the "Disclosure Schedule"). Schedule 5.1(a) also lists any stockholders that, to the
 -------------------    ---------------
Company's knowledge, beneficially own five percent (5%) or more of the Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act. Schedule
                                                                     --------
5.1(a) lists the estimated number of shares of capital stock that may be
------
issuable by the Company in the event that the transactions contemplated by any letter of intent (a "Letter of Intent") or similar oral or written understanding
                     ----------------
between the Company and another person or entity are consummated.

          (b)  Except as set forth on Schedule 5.1(b), as of the date of this
                                      ---------------
Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder), (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 5.1(b)
                                                               ---------------
also includes complete and accurate copies of all stock option or stock purchase plans, including, without limitation, a list of all outstanding options, warrants or other rights to acquire shares of the Company's stock and a description of the material terms of such outstanding options, warrants or other rights. Except as set forth on Schedule 5.1(b), there are no securities or
                                ---------------
instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Certificates of Designation or the Warrants.

          (c) The Company has furnished to the Purchaser true and correct copies of the Company's and each Subsidiary's certificates of incorporation (the "Certificates of Incorporation") as in effect on the date hereof, and the
 -----------------------------
Company's and each Subsidiary's by-laws (the "By-laws") as in effect on the date
                                              -------
hereof.

          5.2  Due Issuance and Authorization of Capital Stock.  All of the
               -----------------------------------------------
outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed on
Schedule 5.2, no shares of capital stock of the
------------

Company are subject to (a) preemptive rights or any other similar rights of the stockholders of the Company or (b) any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance (collectively, "Encumbrances") and the sale and delivery of the Securities to the Purchaser
 ------------
pursuant to the terms hereof will vest in the Purchaser legal and valid title to the Securities, free and clear of all Encumbrances.

          5.3  Organization.  The Company (a) is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware,
(b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, as listed on Schedule 5.3, where the nature of
                                            ------------
the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company or any Subsidiary, (c) has its principal place of business and chief executive office at 44 West 18th Street, New York, New York and (d) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Material Adverse
                                                            ----------------
Effect" shall mean any material adverse effect on (i) the Securities, (ii) the
------
ability of the Company to perform its obligations under this Agreement, the Escrow Agreement, the Certificates of Designation or the Warrants, or (iii) the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company or any Subsidiary (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

          5.4  Subsidiaries.  (a)  Schedule 5.4(a) lists the name of each
               ------------        ---------------
Subsidiary in which the Company has a direct or indirect equity interest and sets forth the number and class of the authorized capital stock of each and the number of shares of each which are issued and outstanding. The Company owns the equity interest in each Subsidiary set forth on Schedule 5.4(a), in each case
                                                ---------------
free and clear of any Encumbrance. Each Subsidiary is (i) duly organized, validly existing and in good standing under the laws of its state of organization; (ii) duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, as listed on Schedule 5.4(a), where the
                                                    ---------------
nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (iii) has all requisite organizational power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

          (b)  Except as disclosed on Schedule 5.4(b), there are (i) no
                                      ---------------
outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of the Subsidiaries (whether from the Company, the Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of the Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of any Subsidiary, nor are any such issuances or arrangements contemplated, and
(iii) no obligations (contingent or otherwise) of any Subsidiary to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 5.4(b) also
                                                      ---------------
includes complete and accurate copies of all stock option or stock purchase plans, including, without limitation, a list of all outstanding options, warrants or other rights to acquire shares of any Subsidiary's stock and a description of the material terms of such outstanding options, warrants or other rights. Schedule 5.4(c) lists all other instruments and agreements governing
        ---------------
securities convertible into or exercisable or exchangeable for capital stock of the Subsidiaries.

          5.5  Financial Statements.  The Company has caused to be delivered to
               --------------------
the Purchaser an audited consolidated balance sheet of the Company and the Subsidiaries (other than those entities that became Subsidiaries of the Company after the date of the balance sheet) for the year ended December 31, 1998 (the "Balance Sheet"), audited consolidated statements of income and retained
 -------------
earnings and cash flows of the Company and the Subsidiaries for the year ended December 31, 1998 (collectively with the Balance Sheet, the "Financial
                                                             ---------
Statements"), and an unqualified auditor's opinion with an explanatory paragraph
----------
with respect to the Financial Statements, copies of which are set forth on
Schedule 5.5. The Financial Statements were prepared in conformity with United
------------
States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position and the results of operations of the Company and the Subsidiaries as of, and for the year ended, December 31, 1998.

          5.6  Absence of Certain Developments.  Except as set forth on Schedule
               -------------------------------                          --------
5.6, since December 31, 1998, neither the Company nor the Subsidiaries has
---
suffered any change or development in its business, financial condition, or results of operations which has had a Material Adverse Effect. Except as set forth on Schedule 5.6, since December 31, 1998, the Company and the Subsidiaries
         ------------
have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any material contract or lease to which the Company or the Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect, (d) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes,
(e) incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances) on its assets, (g) increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of the Subsidiaries for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) made or obligated itself to make any capital expenditures in excess of $2,500,000 individually or in the aggregate, (j) entered into any contract or other agreement requiring the Company or a Subsidiary to make payments in excess of $500,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the Common Stock, or (l) entered into any agreement to do any of the foregoing.

          5.7  Title to Property and Assets.  Except as set forth on Schedule
               ----------------------------                          --------
5.7, neither the Company nor any Subsidiary owns any real property.  Each of the
---
Company and the Subsidiaries owns its personal property and assets free and clear of all Encumbrances, except liens that arise in the ordinary course of business which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. With respect to any real property, except as set forth on Schedule 5.7, the Company is not in material violation of any of
                ------------
its leases. All machinery, equipment, furniture, fixtures and other personal property and all plants, buildings, structures and other facilities, including, without limitation, office space used by the Company and the Subsidiaries in the conduct of its business, is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not materially interfere with the conduct of normal operations of the Company and the Subsidiaries. The Company has delivered to the Purchaser true and complete copies of any leases related to the real property used by the Company and the Subsidiaries in the conduct of their business (the "Real Property").
 -------------

          5.8  SEC Documents.  Since December 31, 1995, the Company has timely
               -------------
filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after December 31, 1995, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has
                                       -------------
delivered to the Purchaser true and complete copies of the SEC Documents, except the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).

          5.9  Undisclosed Liabilities.  Schedule 5.9 sets forth an accurate
               -----------------------   ------------
list of (a) all liabilities of the Company and its Subsidiaries in excess of $10,000 that are not reflected on the Financial Statements, the unaudited financial statements of those entities that became Subsidiaries of the Company after the date of the Financial Statements, or in the SEC Documents (other than trade payables in the ordinary course of business), and (b) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the Company or any Subsidiary is a party. Except as set forth on Schedule 5.9, since the date of the Financial Statements, neither
             ------------
the Company nor any Subsidiary has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements.

          5.10 Litigation.  Except as set forth on Schedule 5.10, as of the date
               ----------                          -------------
hereof, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, self-regulatory organization or body including, without limitation, the SEC or the National Association of Securities Dealers Automated Quotation System (the "Nasdaq"), pending or, to the
                                                    ------
knowledge of the Company or any Subsidiary, threatened against or affecting the Company, any Subsidiary, or their respective directors or officers in their capacities as such. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any Subsidiary, could have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect.

          5.11 Compliance with Laws.  Except as set forth on Schedule 5.11,
               --------------------                          -------------
neither the Company nor any Subsidiary has received notification from any agency or department of any federal, state, foreign, or local government (a) asserting a violation of any law applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

          5.12 Taxes.  Except as set forth on Schedule 5.12, the Company and
               -----                          -------------
each Subsidiary has made or filed all federal and all material state, local and foreign income tax returns required to be filed with respect to the Company and each Subsidiary in a timely manner (taking into account all extensions of due dates). The Company and each Subsidiary has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Neither the Company or any Subsidiary has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's or any Subsidiary's tax returns has been or is being audited by any taxing authority.

          5.13 Consents.  Except as set forth on Schedule 5.13, neither the
               --------                          -------------
execution, delivery or performance of this Agreement, the Escrow Agreement, the Certificates of Designation or the Warrants by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the Conversion Shares and the Warrant Shares) requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other person, other than the approvals or filings required under the HSR Act, the Securities Act and the Exchange Act, and the approval of the stockholders of the Company.

          5.14 Authorization; Enforcement.  The Company has all requisite
               --------------------------
corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and to consummate the transactions contemplated hereby (including, without limitation, performance under the Escrow Agreement and the issuance of the Securities, the Conversion Shares and the Warrant Shares). The execution, delivery and performance by the Company of each of this Agreement, the Escrow Agreement and the Warrants, the execution and filing of the Certificates of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, except the approval of the Company's stockholders (as to which the Company will take the action required by Section 7.11 hereof). The Company has taken all actions under its Certificate of Incorporation and its By-laws as may be necessary or advisable to provide the Purchaser with the rights hereby contemplated. Each of this Agreement, the Escrow Agreement, the Warrants and other Transaction Documents have been duly and validly executed and delivered, and the Certificates of Designation have been duly filed, by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.

          5.15 Issuance of Shares; Lien of Escrow Agreement.  (a)  The Preferred
               --------------------------------------------
Shares, the Conversion Shares and the Warrant Shares are duly authorized and a sufficient number of shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants, and upon such issuance or exercise in accordance with the terms of this Agreement, the Certificates of Designation or the Warrants (as applicable), all such Conversion Shares and Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and

Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. If the Company's stockholders vote to approve the creation of the Non-Voting Common Stock but do not vote to approve the conversion of the Series B Preferred Stock to Series A Preferred Stock, a sufficient number of shares of authorized but unissued Non-Voting Common Stock will have been reserved for issuance upon conversion of the Series B Preferred Stock and the Series 1-B Warrants and Series 2-B Warrants and upon such issuance or exercise in accordance with the terms of this Agreement, the Certificates of Designation or the Warrants (as applicable), the Non-Voting Common Stock will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and Encumbrances, and will not be subject to pre-emptive rights or similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

          (b) The lien on the pledged securities constituting the Escrow Account under the Escrow Agreement creates a valid security interest in such securities and account securing the Company's obligation to redeem the Series B Preferred Stock (pursuant to Section 4 of the Certificate of Designation of Series B Preferred Stock) and the Series 1-B Warrants (pursuant to Section 5.1 of the Form of Series 1-B Warrant). On the Closing Date, such security interest will constitute a first, prior and exclusive lien with respect to such securities and account, and no filings, registrations, recordings, deliveries or other actions on the part of the Company will be required in order to perfect the security interest in such securities and account other than filings, registrations, recordings, deliveries or other actions which, on or before the Closing Date, will have been duly made by or on behalf of the Company.

          5.16 No Conflicts.  Except as set forth on Schedule 5.16, the
               ------------                          -------------
execution, delivery and performance of this Agreement, the Escrow Agreement and the Warrants, the execution and filing of the Certificates of Designation, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares) will not (a) result in a violation of the Certificates of Incorporation or By-laws of the Company or any Subsidiary, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (d) result (except pursuant to the Escrow Agreement) in the creation of any Encumbrance upon any of their assets. Neither the Company nor any Subsidiary is in violation of its respective Certificate of Incorporation, By-laws or other organizational documents, and neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth on
Schedule 5.16, to the knowledge of the Company, the Company is not in violation
-------------
of the qualification or maintenance requirements of the Nasdaq National Market System (the "Nasdaq National Market") and is not subject to any threat of a
             ----------------------
proceeding or any proceeding to disqualify the Common Stock from qualification to trade on the Nasdaq National Market.

          5.17 Intellectual Property.  (a)  "Intellectual Property" means (i)
               ---------------------         ---------------------
all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(v) all computer software (including, without limitation, data and related documentation) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. "Company
                                                                         -------
Intellectual Property" means all Intellectual Property which is used in
---------------------
connection with, and is material to, the business of the Company or any Subsidiary.

          (b)  Except as set forth on Schedule 5.17, with respect to each
                                     -------------
material item of Company Intellectual Property:

               (i) the Company and the Subsidiaries possesses all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction, and the Company or its Subsidiaries has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

               (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

               (v) each license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; and

               (vi) no party to any license, sublicense or agreement is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any such breach, default or event which would not have a Material Adverse Effect.

          Schedule 5.17 sets forth a list of all Company Intellectual Property.
          -------------
All registered patents, copyrights, trademarks, and service marks listed on
Schedule 5.17 are valid and subsisting and in full force and effect and are not
-------------
subject to any taxes or other fees except for annual filing and maintenance fees. Except as set forth on Schedule 5.17, neither the Company nor any
                              -------------
Subsidiary is aware of (a) any notice, claim or assertion that any item of Company Intellectual Property is invalid or (b) any facts which would cause a reasonable person to conclude that any item of Company Intellectual Property is invalid. Other than as set forth on Schedule 5.17, neither the Company nor any
                                     -------------
Subsidiary has knowingly interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and there is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company or any Subsidiary contesting the right to use its Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any Intellectual Property rights of a third party. True and complete copies of all issued patents and copies of all filed patent applications of the Company have been provided to the Purchaser.

          (c)  Other than as set forth on Schedule 5.17, there are no
                                          -------------
outstanding options, licenses, or agreements of any kind relating to Company Intellectual Property, nor is the Company or any Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to Company Intellectual Property. Except as set forth on Schedule 5.17, to the knowledge
                                               -------------
of the Company or any Subsidiary, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the Intellectual Property rights of the Company or any Subsidiary.

          (d) To the knowledge of the Company, none of the key employees of the Company or any Subsidiary are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or any Subsidiary or that would conflict with the Company's or the Subsidiary's businesses as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company's or the Subsidiaries' businesses by the employees of the Company or the Subsidiaries, nor the conduct of the Company's and the Subsidiaries' businesses as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such key employee is obligated, and which conflict, breach or default would be materially adverse to the Company or any Subsidiary.

          (e) The Company has entered into written agreements with all key employees of the Company and each Subsidiary with provisions seeking to protect the confidentiality of all Company Intellectual Property and to ensure full and unencumbered ownership by the Company or a Subsidiary of all Company Intellectual Property. The Company, after reasonable investigation, is not aware of any violation by any such employees of such agreements. No stockholder, member, director, officer or employee of the Company or any Subsidiary has any interest in any of the Company Intellectual Property.

          5.18 Foreign Corrupt Practices Act.  Neither the Company, any
               -----------------------------
Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary, offered or made, directly or indirectly through any other person or entity, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither the Company, any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

          5.19 Material Contracts.  Each material contract of the Company and
               ------------------
each Subsidiary is set forth on Schedule 5.19.  Each such contract is the legal,
                                -------------
valid and binding obligation of the Company or its Subsidiary, enforceable against the Company or such Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general equitable principles. Except as set forth on Schedule
                                                                       --------
5.19, there has not occurred any breach, violation or default or any event that,
----
with the lapse of time, the giving of notice or the election of any person, or any combination thereof, would constitute a breach, violation or default by the Company or a Subsidiary under any such contract or, to the knowledge of the Company, by any other person to any such contract. Neither the Company nor any Subsidiary has been notified that any party to any material contract intends to cancel, terminate, not renew or exercise an option under any material contract, whether in connection with the transactions contemplated hereby or otherwise.

          5.20 Right of First Refusal; Stockholders' Agreement; Voting and
               -----------------------------------------------------------
Registration Rights.  Except as set forth on Schedule 5.20, no party has any
-------------------                          -------------
right of first refusal, right of first
offer, right of co-sale, preemptive right or other similar right regarding the Company's securities. The issuance of the Securities is not subject to any of the rights set forth on Schedule 5.20. There are no provisions of the
                        -------------
Certificates of Incorporation or the By-laws, no agreements to which the Company is a party and no agreements by which the Company, any Subsidiary or the Securities are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company's or the Purchaser's right or ability to consummate this Agreement or comply with the terms of the Warrants and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company.

          5.21 Form S-3 Eligibility.  The Company is currently eligible under
               --------------------
the eligibility requirements of General Instruction I to Registration Statement on Form S-3 to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the knowledge of the Company, there exist no facts or circumstances that would reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Conversion Shares and the Warrant Shares in accordance with the terms of this Agreement. Except as disclosed on Schedule
                                                                     --------
5.21, the Company is not under any obligation, contractual or otherwise, to
----
register for sale any of its securities.

          5.22 Previous Issuances Exempt.  Except as set forth on Schedule 5.22,
               -------------------------                          -------------
all shares of capital stock and other securities issued by the Company prior to the Closing Date have been issued in transactions exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing Date. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act. No holder of any of the Company's capital stock has any rescission or pre-emptive rights.

          5.23 No Integrated Offering.  Neither the Company, nor any of its
               ----------------------
Affiliates or any other person acting on the Company's behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, NASD Rule 4460(i) or any similar rule.

          5.24 Acknowledgment Regarding Securities.  The Company's executive
               -----------------------------------
officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants, to exchange the Series B Preferred Shares for Series A Preferred Shares, the Series 1-B Warrants for Series 1-A Warrants and the Series 2-B Warrants for 2-A Warrants, and to redeem the Series B Preferred Shares and the Series 1-B Warrants under certain circumstances with the Escrow Account under the Escrow Agreement, in accordance with the terms of this Agreement, the Escrow Agreement, the Certificates of Designation, and the Warrants, is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Shares and the Warrants hereunder and the consummation of the other transactions contemplated hereby are
(a) in the best interests of the Company and its stockholders, and (b) do not breach (with or without the passage of time or the giving of notice) any obligations of the Company or any Subsidiary the result of which would have a Material Adverse Effect. The Company's Board of Directors has approved the terms of this Agreement, the Escrow Agreement, the Certificates of Designation and the Warrants and the transactions contemplated hereby and thereby. Schedule
                                                                        --------
5.24 sets forth any adjustments, Encumbrances or rights (other than pursuant to
----
the Escrow Agreement) that would be triggered by the issuance of the Securities pursuant to agreements between the Company or any Subsidiary and any lender or holder of an equity interest or other securities of the Company or any Subsidiary.

          5.25 Year 2000.  To the Company's knowledge:
               ---------

          (a)  Except as set forth on Schedule 5.25, each system of the Company
                                      -------------
and each Subsidiary, including, without limitation, software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or property of the Company or any Subsidiary (collectively a "System"), (a) has, to
                                                           ------
the extent determined to be necessary, been modified to operate after January 1, 2000 without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities and (b) will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) and (b) are referred to herein as "Year 2000
                                                            ---------
Compliant");

          (b)  Except as set forth on Schedule 5.25, all Systems developed and
                                      -------------
sold by the Company and the Subsidiaries are Year 2000 Compliant and will be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including, without limitation, leap year calculations, when used in accordance with the product documentation accompanying such systems;

          (c) Neither the Company nor any Subsidiary has received notice, or otherwise has any reason to believe, given the extent of the Company's investigation to date, that any System that is used in the business of the Company or any of the Subsidiaries receives data from or communicates with any component or system external to itself (whether or not such external component or system is the Company's or any Subsidiary's) that is not itself Year 2000 Compliant. All licenses for the use of any System permit the Company and each Subsidiary or a third party to make all modifications, by-passes, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly in conformance with their respective specifications, and to be Year 2000 Compliant;

          (d)  Except as set forth on Schedule 5.25, neither the Company nor any
                                      -------------
Subsidiary has any reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant; and

          (e)  Except as set forth on Schedule 5.25, the Company and the
                                      -------------
Subsidiaries have requested and received written assurances from each third party whose systems failure would have a Material Adverse Effect that such systems are Year 2000 Compliant.

          5.26 Insurance.  The Company and each Subsidiary has in force fire,
               ---------
casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company or any Subsidiary may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company and its Subsidiaries. The Company has a directors' and officers' liability insurance policy that is in full force and effect with extended coverage sufficient in amount to cover liabilities to which its directors and officers may be subject by virtue of their positions and as is customarily carried by companies engaged in the same or similar business as the Company.
Schedule 5.26 sets forth a list of all insurance policies currently in effect
-------------
that insure the business, operations, assets, directors, officers or employees of the Company and the Subsidiaries, the name of the carrier and the terms and amount of coverage. No default or event has occurred that could give rise to a default under any such policy.

          5.27 Environmental Matters.  There is no environmental litigation or
               ---------------------
other environmental proceeding pending or, to the knowledge of the Company, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any Subsidiary or of any partnership or joint venture currently or at any time affiliated with the Company or any Subsidiary. To the knowledge of the Company, no state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or any Subsidiary or that may otherwise have a Material Adverse Effect. To the knowledge of the Company, no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any Subsidiary or by any partnership or joint venture currently or at any time affiliated with the Company or any Subsidiary in violation of any applicable environmental laws. As used herein, "Hazardous Substances" means any substance,
                                     --------------------
waste, contaminant, pollutant or material that has property or the environment.

          5.28 Exchange Agreements.  The execution, delivery and performance by
               -------------------
the Company and Rare Medium, Inc. of the Exchange Agreements, dated as of December 31, 1998, by and between the Company and the other signatories thereto, and the consummation of the transactions contemplated thereby by the Company, Rare Medium, Inc. and certain of the holders of the $22,200,000 principal amount of Secured Promissory Notes referred to therein (the "Rare Medium Note") do not
                                                      ----------------
constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, rescission or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, the result of which would be a Material Adverse Effect.

          5.29 Rare Medium Note Holders.  No event or circumstance relating to
               ------------------------
the Company's relationship with any of the holders of the Rare Medium Note, including, without limitation, William Nelson, Robert Stratton and James Casey, who were founders of Rare Medium, Inc. and are current employees of the Company, including, without limitation, the event of default called by one or more of such individuals on January 27, 1999, will result in a Material Adverse Effect.

          5.30 Employee Relations.  (a)  The Company and its Subsidiaries have
               ------------------
entered into individualized written employment agreements with the key executive officers or employees of the Company and its Subsidiaries listed on Schedule
                                                                    --------
5.30(a), true and complete copies of which have been delivered to Purchaser.  To
-------
the knowledge of the Company, no employee of or consultant to the Company or any Subsidiary is in violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any Subsidiary. Except as set forth Schedule
                                                                    --------
5.30(a), the Company and each Subsidiary has operated and administered all
-------
plans, programs and arrangements providing compensation and benefits to employees in accordance with their terms and with all applicable laws. To the Company's knowledge, no key employee has any plans to terminate his or her employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee.

          (b) The Company and its Subsidiaries are not delinquent in payments to any of their employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof. The Company and it Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which the Company is unaware which may be reasonably cured without the incurrence by the Company or the Subsidiary of any material cost or liability. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and, to the knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary.

          (c) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on Schedule
                            ----------------------                  --------
5.30(c).  No Employee Benefit Plan are or were collectively bargained for or has
------
terms requiring assumption or any guarantee by the Purchaser.

          (d) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any Employee Benefit Plan. The Company has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable Governmental Authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

          5.31 Related Party Transactions.  Except as disclosed on Schedule
               --------------------------                          --------
5.31, no director, officer or Affiliate of the Company or any of the
----
Subsidiaries (including, without limitation, spouses, children and relatives of any of the foregoing) has been a party to any transaction, arrangement or agreement with the Company or any Subsidiary providing for the furnishing of services by or to or rental of real or personal property from or to, or otherwise requiring payments to or by any such person. No director or executive officer is the direct or indirect owner of a controlling interest in any business organization that is a competitor, a supplier or a customer of the Company or any Subsidiary.

          5.32 Acknowledgment Regarding the Purchaser's Purchase of the
               --------------------------------------------------------
Securities. The Company acknowledges and agrees that the Purchaser is not acting
----------
as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" and that, except for the representations and warranties and covenants of the Purchaser under this Agreement, any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

          5.33  Corporate Minute Books.  The corporate records of the Company
                ----------------------
and each Subsidiary are correct and complete in all material respects.

          5.34  Disclosure.  (a)  All information relating to or concerning the
                ----------
Company and the Subsidiaries set forth in this Agreement, including, without limitation, in the Schedules hereto, or provided to the Purchaser and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed or which has not been disclosed to the Purchaser but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to an issuance of the Company's securities.

          (b) None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in any documents to be filed by the Company with the SEC or any other Governmental Entity in connection with the issue of the Securities hereunder and the other transactions contemplated hereby and under the Transaction Documents will, on the date of its filing, or, with respect to the Proxy Statement (as hereinafter defined), as supplemented if necessary, on the date it is sent or given to stockholders or at the time of the annual meeting of stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that no
                                                         --------
representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Purchaser specifically for inclusion or incorporation by reference therein. The Proxy Statement and any such other documents filed by the Company with the SEC or with any other Governmental Entity will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          5.35  Fresh Air Solutions Liabilities.  Except as disclosed on
                -------------------------------
Schedule 5.35, to the knowledge of the Company, there are no liabilities,
-------------
contingent or otherwise, for which the Company is or may be responsible that arose out of its position as General Partner and owner of Fresh Air Solutions, L.P., and its predecessors, or that arise out of the Company's current limited partnership interest in Fresh Air Solutions, L.P.

          6.   Conditions of Parties' Obligations.
               ----------------------------------

          6.1  Conditions of the Purchaser's Obligations.  The obligations of
               -----------------------------------------
the Purchaser under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchaser.

          (a)  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties of the Company under this Agreement shall in all material respects be true on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

          (b)  Compliance with Agreement.  The Company shall have performed and
               -------------------------
complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date and, except for stockholder approval (which is governed by Section 7.11 hereof), shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby.

          (c)  Certificate of Officer.  The Company shall have delivered to the
               ----------------------
Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs
(a) and (b) of this Section 6.1.

          (d)  Opinion of the Company's Counsel.  The Purchaser shall have
               --------------------------------
received from Mesirov Gelman Jaffe Cramer & Jamieson, LLP, counsel for the Company, a favorable opinion dated the Closing Date substantially in the form of Annex 6.1(d) hereto.
------------

          (e)  Certificates of Designation.  The Certificates of Designation
               ---------------------------
shall have been filed with the Secretary of State of the State of Delaware, and counsel for the Purchaser, Sidley & Austin, shall have received confirmation reasonably satisfactory to it that such filing has occurred.

          (f)  Capital Ventures Transaction.  On or prior to the Closing, the
               ----------------------------
Company and Capital Ventures International ("CVI"), the holder of $6,000,000
                                             ---
principal amount of the Company's Convertible Term Debentures and a Warrant to acquire a number of shares of Common Stock issued pursuant to the Securities Purchase Agreement dated as of January 28, 1999 between ICC Technologies, Inc. and CVI, shall have concluded the transactions contemplated by the Agreement dated as of May 28, 1999 between the Company (the "CVI Agreement"). Pursuant to
                                                   -------------
the CVI Agreement, CVI's Debentures and Warrants will be cancelled in exchange for, or converted into or exercised for, 1,588,462 shares of Common Stock.

          (g)  Qualification Under State Securities Laws.  All registrations,
               -----------------------------------------
qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement, including without limitation the offer and sale of the Securities.

          (h)  Supporting Documents.  The Purchaser shall have received the
               --------------------
following:

               (i) Copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing and approving the filing of the Certificates of Designation, the execution, delivery and performance of this Agreement, the Escrow Agreement, the other Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

               (ii) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and (B) further certifying that the Certificate of Incorporation and By-laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Certificates of Designation; and

               (iii) Such additional supporting documentation and other information with respect to the transactions contemplated by this Agreement as the Purchaser or its counsel, Sidley & Austin, may reasonably request.

          (i)  Composition of Board.  On the Closing Date, the Company's Board
               --------------------
of Directors shall be composed of Glenn S. Meyers, Jeffrey Killeen, Richard Liebhaber, Steven Winograd, Andrew D. Africk and Marc Rowan.

          (j)  Fee.  The Purchaser or its designees shall have received from the
               ---
Company a fee equal to one percent (1%) of the Purchase Price, which may be paid out of the Purchase Price.

          (k)  NASDAQ.  The Company shall have received from NASD, and delivered
               ------
to the Purchaser, written advice that such body does not object to the transactions described herein and that, upon the obtaining of an approving vote of stockholders (as described in Section 7.11 below), the Company's Common Stock will continue to be eligible for listing on the Nasdaq National Market.

          (l)  Escrow Agreement.  The Escrow Agreement shall have been duly
               ----------------
executed and delivered by the Company and the Escrow Agent.

          (m)  No Material Adverse Change.  There shall have been no material
               --------------------------
adverse change in the business, properties, assets or condition (financial or otherwise) of the Company from and after the date of this Agreement, except for any such changes that are the effect or result of economic factors generally affecting the economy as a whole.

          (n)  Consents and Waivers.  The Company shall have obtained all
               --------------------
consents or waivers necessary to execute and perform its obligations under this Agreement, the Escrow

Agreement and the other Transaction Documents and documents contemplated herein, to issue the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action (other than stockholder approval) and governmental filings necessary to effectuate the terms of this Agreement, the Escrow Agreement, the other Transaction Documents, the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

          (o)  Employment Agreement.  The employment agreement of the Company's
               --------------------
Chairman, CEO and President shall have been amended to implement the revised terms previously agreed with the Apollo Purchasers.

          6.2  Conditions of Company's Obligations.  The Company's obligations
               -----------------------------------
under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company.

          (a)  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties of the Purchaser under this Agreement shall in all material respects be true on and as of the date hereof and on the Closing Date with the same force and effect as if they had been made on the Closing Date.

          (b)  Compliance with Agreement.  The Purchaser shall have performed
               -------------------------
and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date and shall have obtained all governmental consents and approvals required for the consummation of the transactions contemplated thereby.

          (c)  Certificate of the Purchaser.  The general partner of the
               ----------------------------
Purchaser shall have provided to the Company a certificate dated such closing date executed by a duly authorized officer thereof certifying a copy of the resolutions of the general partner approving this Agreement and the Transaction Documents, the satisfaction of the conditions specified in paragraphs (a) and
(b) of this Section 6.2 and the names, titles and signatures of the persons authorized to execute this Agreement and the Transaction Documents to which the Purchaser is a party, and all other documents and instruments to be delivered pursuant hereto and thereto.

          (d)  Opinion of the Purchaser's Counsel.  The Company shall have
               ----------------------------------
received from Sidley & Austin, counsel for the Purchaser, a favorable opinion dated the Closing Date substantially in the form of Annex 6.2(d) hereto.
                                                    ------------

          (e)  Operating Agreement.  The Company shall have received a copy of
              -------------------
the operating agreement for the LLC, which shall be reasonably acceptable to the Company.

          (f)  Payment. The Company shall have received from the Apollo
               -------
Purchasers $50,000,000 of the Purchase Price.

          6.3  Conditions of Each Party's Obligations.  The respective
               --------------------------------------
obligations of each party to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on the Closing Date of all of the following conditions:

          (a)  Absence of Litigation.  The parties shall be satisfied as to the
               ---------------------
absence of litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement or by the Transaction Documents.

          (b)  HSR Act.  The waiting period applicable to the consummation of
               -------
the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          7.   Covenants.  The Company agrees that until the termination of this
               ---------
Agreement pursuant to Section 12.3 below, the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

          7.1  Maintain Corporate Rights and Facilities.  Maintain and preserve
               ----------------------------------------
its corporate existence and all rights, franchises, licenses, trademarks, service marks, trade names, copyrights and other authority reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

          7.2  Maintain Insurance.  Maintain in full force and effect a policy
               ------------------
or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business.

          7.3  Information Rights.
               ------------------

          (a)  Access to Records.
               -----------------

          The Company shall, and shall cause each subsidiary to, afford to the Purchaser, the affiliates of the Purchaser and each of their respective officers, employees, advisors, counsel and other authorized representatives (collectively with the affiliates of the Purchaser, the "Representatives"),
                                                         ---------------
during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and such Subsidiary and all officers and employees of the Company and such Subsidiary. The Purchaser shall maintain the confidentiality of any confidential and proprietary information regarding the Company and its Subsidiaries; provided, however, that
                                                        --------  -------
the foregoing shall in no way limit or otherwise restrict the ability of the Purchaser or any of its Representatives to disclose any such information concerning the Company and each Subsidiary which it may be required to disclose (i) to its partners or limited partner to the extent required to satisfy its fiduciary obligations to such Persons, or (ii) otherwise pursuant to or as required by law.

          (b)  Financial Reports.
               -----------------

          For so long as the Apollo Purchasers beneficially own not less than 100,000 Series A Preferred Shares, the Company shall furnish to the Purchaser the following:

               (i)    Monthly Reports.  As soon as available, but not later
                      ---------------
     than 30 days after the end of each fiscal month beginning with the report for the month of July 1999, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principals consistently applied (except for the absence of footnotes, and quarter-end and year-end adjustments).

               (ii)   Quarterly Reports.  As soon as available, but not later
                      -----------------
     than 45 days after the end of each quarterly accounting period, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principals consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

               (iii)  Annual Audit.  As soon as available, but not later than 90
                      ------------
     days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The
      -----------

     Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 7.3(b)(iii).

               (iv)   Miscellaneous.  Promptly upon becoming available, each of
                      -------------
     the following:

               (A) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the SEC, any securities exchange or the NASD;

               (B) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

               (C) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

               (D) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

          (c)  Other Investors.  Without duplication of any document or
               ---------------
information provided pursuant to this Section 7.3, the Company shall provide to the Holders the following:

               (i) as soon as available, but not later than 45 days after the end of each quarterly accounting period, a Form 10-Q or, if the Company does not then file quarterly reports with the SEC, the documents referred to in Section 7.3(b)(ii).

               (ii) as soon as available, but not later than 90 days after the end of each fiscal year, a Form 10-K or, if the Company does not then file annual reports with the SEC, the audited consolidated financial statements referred to in Section 7.3(b)(iii).

               (iii) simultaneously with any distribution of any document to the stockholders of the Company generally, any such document so distributed.

          7.4  Notice of Litigation, Disputes and Adverse Changes. Promptly
               --------------------------------------------------
notify the Purchaser of (i) each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's knowledge, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted), or (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

          7.5  Conduct of Business.  Conduct its business in accordance with all
               -------------------
applicable provisions of federal, state, local and foreign law.

          7.6  Compliance with Certificate of Incorporation and Bylaws.  Perform
               -------------------------------------------------------
and observe all of its obligations to the holders of all of its securities set forth in the Company's Certificate of Incorporation and By-laws.

          7.7  Internal Accounting Controls.  Maintain a system of internal
               ----------------------------
accounting controls administered in accordance with generally accepted accounting principles.

          7.8  Indemnification of the Board of Directors.  Reimburse all
               -----------------------------------------
directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. The Company's By-Laws or charter shall at all times require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company.

          7.9  Use of Proceeds.  The Company will use the proceeds from the sale
               ---------------
of the Securities (including any such proceeds after they are released to the Company under the Escrow Agreement) to provide investment and acquisition capital, to repay indebtedness and for general corporate purposes.

          7.10 Reservation of Common Stock.  The Company shall reserve and keep
               ---------------------------
available out of its authorized but unissued Common Stock or Non-Voting Common Stock (if any), as applicable, the number of shares required for issuance upon the conversion of all of the Preferred Shares and exercise of the Warrants (including any additional shares which may become so issuable by reason of the operation of anti-dilution provisions of the Certificates of Designation and the Warrants).

          7.11 Advice of Changes; Filings; Proxy.  (a)  The Company shall confer
               ---------------------------------
with the Purchaser on a regular and frequent basis as reasonably requested by the Purchaser, orally and, if requested by the Purchaser, in writing, with regard to any change that has had a Material Adverse Effect with respect to the Company or its Affiliates. The Company shall promptly provide to the Purchaser (or its counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (b) The Company will, as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining approval
                   --------------------
for (A) the conversion of (i) Series B Preferred Shares into Series A Preferred Shares, (ii) Series 1-B Warrants into Series 1-A Warrants, (iii) Series 2-B Warrants into Series 2-A Warrants and (iv) the creation of the Non-Voting Common Stock, and (B) more generally, if necessary, the approval of this Agreement, the Escrow Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The Company will, through its Board of Directors, recommend to its stockholders that stockholder approval be given and the Company shall use its best efforts to cause each member of the Company's Board of Directors to vote his shares of Common Stock to approve the items set forth in clauses (A) and (B) of this paragraph (b).

          (c) The Company will, as soon as practicable following the date hereof, prepare and file a preliminary proxy or information statement (as amended, modified or supplemented, the "Proxy Statement") with the SEC and will
                                        ---------------
use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. The Company will afford the Purchaser and its counsel an opportunity to review and comment upon any description of the Purchaser or its Affiliates, this Agreement, the Escrow Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby set forth in the Proxy Statement (including all drafts or amendments thereto). The Purchaser shall provide the Company with all necessary information reasonably requested with respect to itself and its Affiliates solely for inclusion by the Company in the Proxy Statement. The Company will notify the Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to the Stockholders Meeting there shall occur any event that would be required, under the Exchange Act and the rules and regulations thereunder, to be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement.

          7.12 Future Offerings.  From the Closing Date through June 30, 2004,
               ----------------
in connection with any offering or distribution to securityholders of the Company of rights to subscribe for or otherwise acquire shares of Common Stock (or securities exercisable or convertible for shares of Common Stock) or to acquire any asset of the Company, the Company shall provide the Apollo Purchasers the right to acquire any unsubscribed rights in any such offering or distribution.

          8.   Negative Covenants.  The Company agrees that until the
               ------------------
termination of this Agreement pursuant to Section 12.3 below, the Company (and each of its Subsidiaries unless the context otherwise requires) will not, without the consent of the Purchaser, do any of the following, except as specifically provided in this Agreement or the Transaction Documents:

          8.1  No Solicitation.  (a)  From the date hereof through the Closing
               ---------------
Date, the Company shall and shall cause each Subsidiary and its Subsidiaries' officers and directors to, and each of the foregoing shall cause their respective agents, representatives, advisors or subsidiaries, to cease any discussions or negotiations with any parties (other than the Purchaser) that may be ongoing with respect to (A) any acquisition or purchase of assets of the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice, (B) the purchase of any equity security of the Company or any Subsidiary (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any equity security, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary (other than a Permitted Acquisition), or (D) any other transaction the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or which would, or could reasonably be expected to, materially dilute the benefits to the Purchaser of the transactions contemplated hereby (each of the foregoing items set forth in (A) through (D), an "Alternative Transaction"). From the date hereof through the Closing Date,
    -----------------------
the Company shall not, shall cause each Affiliate not to and shall not authorize or permit any of its or any such Person's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative representing any such Person to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction or (ii) participate in any discussions or negotiations with any third party regarding any proposed Alternative Transaction.

          (b) From the date hereof through the Closing Date, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of this Agreement, the Transaction Documents or any of the transactions contemplated hereby or thereby, (ii) approve or recommend any Alternative Transaction or (iii) cause or permit the Company or any Affiliate to enter to any letter of intent, agreement in principle or other agreement with respect to an Alternative Transaction.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 8.1, the Company shall promptly advise the Purchaser orally and in writing of any request for information or of any proposal or any inquiry regarding any Alternative Transaction, the material terms and conditions of such request, proposal or inquiry and the identity of the Person making such request, proposal or inquiry. The Company will keep the Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

          8.2  Protective Provisions.  For so long as the Apollo Purchasers
               ---------------------
beneficially own not less than 100,000 Series A Preferred Shares, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of the Apollo Purchasers, which consent shall not be unreasonably withheld:

          (a) merge, consolidate, or amalgamate with any person or entity, except in connection with any Permitted Acquisition;

          (b) effect, approve or authorize any Liquidation of the Company or any recapitalization or reorganization of the Company or any Subsidiary;

          (c) directly or indirectly declare or pay any dividend or make any other distribution in respect thereof, or directly or indirectly redeem or repurchase any shares of capital stock of the Company, whether in cash or property or in obligations of the Company or any Subsidiary; provided, however,
                                                             --------  -------
that the Company may declare or pay any dividend on, distribution upon or redemption of the Preferred Shares and the Warrants, in accordance with their terms and the provisions of this Agreement;

          (d) agree to, or permit any Subsidiary to agree to, any provision in any agreement that would impose any restriction on the ability of the Company to honor the exercise of any rights of the holders of the Preferred Shares or the Warrants;

          (e) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) in the ordinary course of business of the Company and its Subsidiaries, and (b) upon fair and reasonable terms no less favorable to the Company and its Subsidiaries than they would obtain in a comparable arm's length transaction with a Person which is not an Affiliate;

          (f) materially alter or change the business of the Company or any Subsidiary as it is currently conducted or planned to be conducted (including related Internet ventures);

          (g) hire or fire, or amend the employment terms of, the Chief Executive Officer or the Chief Operating Officer of the Company;

          (h) acquire or dispose of any business or assets in a single transaction or a series of related transactions with an aggregate value in such transaction or series of related transactions in excess of $2,500,000 (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration);

          (i) adopt any employee stock option plan or stock incentive plan, or alter any of the Company's equity incentive plan for executive officers;

          (j) take any of the actions described in Section 7(d)(x)(i)(B), 7(d)(x)(ii) or 7(d)(x)(iii) of the Certificate of Designation of Series A Preferred Stock; or

          (k) agree or otherwise commit to take any of the actions set forth above.

          8.3  No Purchase by Apollo Purchasers. The Apollo Purchasers shall not
               --------------------------------
purchase shares of Common Stock (other than pursuant to the exercise of Warrants or the conversion of Preferred Stock) that would have the effect of increasing the voting power of the Apollo Purchasers to more than 50% of the total voting power of the Common Stock, without the permission of the Company's Board of Directors.

          9.   Registration Rights.
               -------------------

          9.1  Certain Definitions.  As used in this Article 9, the following
               -------------------
terms shall have the following respective meanings.

          "Holder" shall mean any Person that is the beneficial owner of Preferred Shares, Warrants, Conversion Shares or Warrant Shares as a result of the sale, assignment or other transfer of Securities originally issued to the Purchaser or issuable or issued upon the conversion or exercise of any such Securities.

          "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Purchaser Shares.

          "Primary Shares" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

          "Purchaser Shares" means at any time, without duplication, (i) the Conversion Shares and Warrant Shares issuable upon conversion of Series A Preferred Shares and exercise of the Series 1-A or Series 2-A Warrants and (ii) the shares of Common Stock or Non-Voting Common Stock, as the case may be, consisting of Conversion Shares and Warrant Shares, in each case beneficially owned by the Purchaser or any Holder. As to any particular Purchaser Shares, once issued, such Purchaser Shares shall cease to be Purchaser Shares when (a) a registration statement with respect to the sale by the Purchaser of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or "blue sky" law then in force, or (d) such securities shall have ceased to be outstanding.

          "Selling Investor" means the Purchaser or any Holder that sells or proposes to sell Purchaser Shares pursuant to a registration statement hereunder.

          "Selling Investors' Counsel" means counsel selected by the holders of a majority of the Purchaser Shares to be sold pursuant to a particular registration statement.

          9.2  Demand Registration.
               -------------------

          (a) If the Company shall be requested in writing by the Purchaser, or by Holders who beneficially own at least 7,000,000 Purchaser Shares, to effect a registration under the Securities Act of Purchaser Shares in accordance with this Section 9.2, then the Company shall promptly give written notice of such proposed registration to the Purchaser and all Holders and shall offer to include (subject to the terms of this Agreement) in such proposed registration any Purchaser Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 15 days after delivery of such notice (which response shall specify the number of Purchaser Shares proposed to be included in such registration and the intended method of distribution, which may be pursuant to a shelf registration). Such written registration request shall specify the approximate number of Purchaser Shares requested to be registered and the anticipated per share price range for such offering. The Company shall promptly use its best efforts to effect such registration on an appropriate form under the Securities Act of the Purchaser Shares which the Company has been so requested to register; provided, however,
                                                            --------  -------
that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

          (i) the Company shall not be obligated to file a registration statement pursuant to this Section 9.2 prior to the first anniversary of the Closing Date unless (x) a Person other than the Purchaser or a Holder exercises a demand registration right (in which case the Company must immediately comply with any demand made hereunder) other than the registration rights referred to in Section 6.1(f) hereof or (y) executive officers (as such term is defined in Rule 3b-7 under the Exchange Act) of the Company shall have sold an aggregate of 850,000 or more shares of Common Stock from and after the Closing Date or (z) Glenn Meyers shall have sold an aggregate of 600,000 or more shares of Common Stock from after the Closing Date;

          (ii) the Company shall not be obligated to file more than (a) three registration statements in total pursuant to this Section 9.2 plus (b) one additional registration statement registering all Purchaser Shares then owned by the Purchaser, subject to paragraph (c) below;

          (iii) the Company shall not be obligated to file or cause to be declared effective any registration statement during any period in which
     (A) any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 180 days, provided, that the Company shall use reasonable efforts to
                     --------
     achieve a shorter period or to have such restrictions released in less than 180 days or (B) the Company has determined in good faith that the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, such filing to be delayed until the date which is 90 days after such request for registration pursuant to this Section 9.2; provided that the Company may only so delay the filing or
          --------
     effectiveness of a registration statement pursuant to this Section 9.2(a)(iii)(B) on one occasion during any twelve month period;

          (iv) with respect to the registration pursuant to this Section, the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the
             --------  -------
     Company in writing that the inclusion of all Purchaser Shares, Primary Shares and Other Shares proposed to be included in such registration would adversely affect the successful marketing (including pricing) of all such securities, then the number of Purchaser Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

               (A) First, the Purchaser Shares held by all Selling Investors,
                   -----
          pro rata based upon the number of Purchaser Shares owned by each such
          --- ----
          Selling Investor at the time of such registration;

               (B)  Second, the Primary Shares; and
                    ------

               (C)  Third, the Other Shares.
                    -----

          (b) The Person requesting a registration pursuant to this Section may, in the notice delivered pursuant to paragraph (a) above, elect that such registration cover an underwritten offering. Upon such election, such Person shall elect one or more nationally recognized firms of investment banks to act as the managing underwriters and shall select any additional investment banks to be used in connection with such offering, provided that such investment banks must be reasonably satisfactory to the Company. The Company shall, together with Selling Investors, if it proposes to sell Primary Shares in such offering, enter into a customary underwriting agreement with such underwriters.

          (c) A requested registration under this Section 9.2 may be rescinded by written notice to the Company by the Selling Investors holding a majority of the Purchaser Shares to be included in such registration under the following circumstances:

               (A) If such registration statement is rescinded prior to the filing date, such rescinded registration shall not count as a registration statement initiated pursuant to this Section 9.2 for purposes of paragraph (a) above;

               (B) If such registration statement is rescinded after the filing date but prior to its effective date, such rescinded registration shall not count as a registration statement initiated pursuant to this
          Section 9.2 for purposes of paragraph (a) above if the Selling Investors (x) have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration or (y)(1) reasonably believed that the registration statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (2) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (3) the Company has refused to correct such alleged misstatement or omission; and

               (C) A registration shall not count as a registration statement initiated pursuant to this Section for purposes of paragraph (a) above unless it becomes effective and either (i) the Selling Investors are able to sell at least 80% of the Purchaser Shares sought to be included in such registration statement or (ii) such registration statement is kept effective for at least 180 days prior to such rescission notice.

          9.3  Piggyback Registration.  If at any time the Company proposes for
               ----------------------
any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto and other than with respect to the registration statement originally filed in April 1999 for CVI and others) including, without limitation, any registration pursuant to the exercise of the demand registration rights of any Person other than the Purchaser or any other Holder, on any form that would also permit the registration of Purchaser Shares, promptly give written notice to the Purchaser and the Holders of its intention to so register the Primary Shares or Other Shares and, upon the written request, given within 15 days after delivery of any such notice by the Company, of the Purchaser or any Holder to include in such registration Purchaser Shares held by such Person (which request shall specify the number of Purchaser Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Purchaser Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration provided, however, that if at any time after giving written notice of its
--------  -------
intention to register any securities, and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Purchaser Shares and, thereupon, shall be relieved of its obligation to register any Purchaser Shares in connection with such registration; and, provided further, however, that if the
                                        ----------------  -------
managing underwriter advises the Company that the inclusion of all Purchaser Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Purchaser

Shares and Other Shares proposed to be included in such registration shall be included in the following order:

          (a)  first, the Primary Shares; and
               -----

          (b)  second, the Other Shares (other than those shares of Common Stock
               ------
which are not subject to any registration rights agreement) and the Purchaser Shares requested to be included in such registration, pro rata based upon the
                                                      --- ----
number of shares of Common Stock requested to be included in such registration (assuming conversion of Preferred Shares and exercise of Warrants, as applicable) owned by each such seller at the time of such registration.

          In connection with any underwritten offering under this Section 9.3, the Company shall not be required to include Purchaser Shares in such underwritten offering unless the Holders of such Purchaser Shares accept the terms of the underwriting of such offering that have been agreed upon between the Company and the underwriters selected by the Company, including without limitation, the underwriting agreement and the fees and expenses in connection therewith.

          9.4  S-3 Registrations.  If (i) at any time following the earlier of
               -----------------
(A) the first anniversary of the Closing Date and (B) the occurrence of either of the events described in Section 9.2(a)(i)(y) or (z) the Purchaser, or Holders who beneficially own at least 7,000,000 Purchaser Shares, or (ii) at any time from and after the second anniversary of the Closing Date, the Apollo Purchasers, request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Purchaser Shares held by such Persons, and (iii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Purchaser Shares specified in such notice provided that, if so requested by the Apollo
                                -------- ----
Purchasers, at all times from and after the Closing Date the Company shall maintain a registration statement on Form S-3 covering Common Stock with a market value of not less than $125,000,000. Whenever the Company is required by this Section 9.4 to use its best efforts to effect the registration of Purchaser Shares, each of the procedures and requirements of Section 9.2 (including but not limited to the requirement that the Company notify all holders of Restricted Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 9.4 within six months, provided, that the Company shall
                                               --------
use reasonable efforts to achieve a shorter period or have such restrictions released in less than six months after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Purchaser Shares shall have been entitled to join pursuant to Section 9.2 or 9.3 in which there shall have been effectively registered all Purchaser Shares as to which registration shall have been requested. There is no limitation on the number of registrations pursuant to this Section 9.4 that the Company is obligated to effect.

          9.5  Expenses.  The Company shall bear the expense of any
               --------
registrations effected pursuant to Sections 9.2, 9.3 and 9.4 including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants, and the fees and expenses of the Selling Investors' Counsel, but excluding any underwriters' or brokers' discounts or commissions, transfer taxes (to the extent that such taxes are required by law to be paid by the Selling Investors) and the fees of any counsel to any Selling Investor, other than the Selling Investors' Counsel (it being understood that the fees and expenses of any underwriter and such underwriter's counsel shall be the responsibility of such underwriter and the Selling Investors).

          9.6  Preparation and Filing.  If and whenever the Company is under an
               ----------------------
obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Purchaser Shares under the Securities Act, the Company shall, as expeditiously as practicable:

          (a) with respect to a registration under Sections 9.2, 9.3 and 9.4, use its best efforts to cause a registration statement that registers such Purchaser Shares to become and remain effective for a period of 180 days or until all of such Purchaser Shares have been disposed of (if earlier), provided,
                                                                       ---------
however, that the Company may discontinue any registration of its securities
-------
that is being effected pursuant to Section 9.3 hereof at any time prior to the effective date of the registration statement relating thereto;

          (b) furnish, at least five business days before filing a registration statement that registers such Purchaser Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to each holder of Purchaser Shares, to any Selling Investors and to the Selling Investors' Counsel, copies of all such documents proposed to be filed with the SEC (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

          (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least the periods set forth in Section 9(a) or until all of such Purchaser Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the registration of the sale or other disposition of such Purchaser Shares;

          (d) notify in writing the Selling Investors promptly (i) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Purchaser Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

          (e) use its best efforts to register or qualify such Purchaser Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Selling Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Investor to consummate the disposition in such jurisdictions of the Purchaser Shares owned by such Selling Investor; provided,
                                                                      --------
however, that the Company will not be required to qualify generally to do
-------
business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

          (f) furnish to each Selling Investor such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Investor may reasonably request in order to facilitate the public sale or other disposition of such Purchaser Shares;

          (g) use its best efforts to cause such Purchaser Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Purchaser Shares;

          (h) notify on a timely basis each Selling Investor at any time when a prospectus relating to such Purchaser Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) make available for inspection by any counsel to any Selling Investor and the Selling Investors' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all pertinent financial and other
                                ----------
records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them
                    -------
to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in
              -----------
connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless
(i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission of a material fact in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has otherwise been made generally available to the public. The Selling Investor agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

          (j) use its best efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

          (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

          (l) provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Purchaser Shares;

          (m) issue to any underwriter to which any Selling Investor may sell shares in such offering certificates evidencing such Purchaser Shares; provided,
                                                                       --------
however, that the Company shall have the right to approve any such underwriter
-------
in connection with an underwritten offering pursuant to Section 9.2 hereof, with such approval not to be unreasonably withheld, and the Company shall have the right to select such underwriter in connection with an underwritten offering pursuant to Section 9.3 hereof;

          (n) list such Purchaser Shares on any national securities exchange on which any shares of the Common Stock are listed or on Nasdaq if then included, or if the Common Stock is not then listed on a national securities exchange or on Nasdaq, use its best efforts to qualify such Purchaser Shares for inclusion on such national securities exchange or Nasdaq as the holders of a majority of such Purchaser Shares shall request;

          (o) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and, if required under such rules and regulations, make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

          (p) use its best efforts to take all other steps necessary to effect the registration of such Purchaser Shares contemplated hereby; and

          (q) use its best efforts to make available its senior executive and financial officers to participate at the reasonable request of any underwriter in marketing presentations to potential investors.

          9.7  Indemnification.
               ---------------

          (a) In connection with any registration of any Purchaser Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Investor, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Purchaser Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Purchaser Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company
                                          --------  -------
shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Purchaser Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; provided, further,
                                                             --------  -------
that with respect to any prospectus, the foregoing indemnity shall not inure to the benefit of (a) any underwriter or, in the case of a registration statement filed with respect to an offering which is not an underwritten offering, any Selling Investor, from whom the person asserting any losses, claims, damages and liabilities and judgments purchased Purchaser Shares or (b) any person controlling such underwriter or Selling Investor, if (i) a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was required by law to have been delivered by such underwriter or Selling Investor (as applicable), (ii) the prospectus had not been sent or given by or on behalf of such underwriter or Selling Investor (as applicable), (ii) the prospectus had not been sent or given by or on behalf of such underwriter or Selling Investor (as applicable) to such person with or prior to a written confirmation of the sale of the Purchaser Shares to such person, (iii) the prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment and
(iv) such failure to deliver the prospectus (as so amended and supplemented) was not the result of noncompliance by the Company with Section 9.6(f) hereof.

          (b) In connection with any registration of Purchaser Shares under the Securities Act pursuant to this Agreement, each Selling Investor shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Company or such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other Selling Investor under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Purchaser Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the
                                               --------  -------
obligation to indemnify will be several, not joint and several, among such Selling Investors, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each Selling Investor, an amount equal to the net proceeds actually received by such seller from the sale of Purchaser Shares effected pursuant to such registration.

          (c) The Indemnification required by this Section 9.7 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

          (d) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 9.7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (it being understood that no delay in delivering or failure to deliver such notice shall relieve the indemnifying persons from any liability or obligation hereunder unless (and then solely to the extent that) the indemnifying person is prejudiced by such delay and/or failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any
                                        --------  -------
indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 9.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 9.7.

          (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

          (f) If the indemnification provided for in this Section 9.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Investors agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro
                                                                         ---
rata allocation or by any other method of allocation which did not take into
----
account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 9.7(c), any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a Selling Investor exceed the aggregate net offering proceeds received by such seller from the sale of its Purchaser Shares.

          9.8  Underwriting Agreement.  Notwithstanding the provisions of
               ----------------------
Section 9.6 and 9.7, to the extent that the Company and the Selling Investors shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

          9.9  Information From Selling Investors.  The Selling Investors shall
               ---------------------------------
furnish to the Company such written information regarding such Selling Investors and the distribution proposed by such Selling Investors as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          9.10 Exchange Act Compliance.  The Company shall comply with all of
               -----------------------
the reporting requirements of the Exchange Act and with all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Purchaser and Holders supplying such information as may be necessary for the Purchaser and Holders to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

          9.11 No Conflicting Registration Rights.  The Company represents and
               ----------------------------------
warrants to the Purchaser that the registration rights granted hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with the registration rights granted hereby, or agree to any registration rights that restrict the ability of the Purchaser or the Holders to piggy-back on other registration statements (except pursuant to standard cut-back provisions).

          9.12 Registration Rights Regarding the Non-Voting Common Stock. To the
               ---------------------------------------------------------
extent that the Purchaser Shares shall consist of Non-Voting Common Stock, the Company hereby grants the holders of such Purchaser Shares the same registration rights and related rights and privileges with respect to the Non-Voting Common Stock as provided by this Article 9 with respect to the Common Stock.

          10.  Definitions.  Unless the context otherwise requires, the terms
               -----------
defined in this Section 10 shall have the meanings specified for all purposes of this Agreement.

          Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 10, shall be construed in accordance with United States generally accepted accounting principles. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

          "Alternative Transaction" shall have the meaning assigned to it in
           -----------------------
Section 8.1 hereof.

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated
Person.

          "Agent" of a Person shall mean any officer, director, employee, agent,
           -----
partner stockholder or Affiliate of such Person.

          "Agreement" shall mean this Agreement.
           ---------

          "Apollo Purchasers" shall have the meaning assigned it in the
           -----------------
introductory paragraph of this Agreement.


          Certificate of Incorporation" shall have the meaning assigned to it in
          ----------------------------
Section 1 hereof.

          "Closing" shall have the meaning assigned to it in Section 3 hereof.
           -------

          "Closing Date" shall have the meaning assigned to it in Section 3
           ------------
hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall have the meaning assigned to it in Section 1
           ------------
hereof.

          "Company Intellectual Property "shall have the meaning assigned to it
           ------------------------------
in Section 5.17(a) hereof.

          "Conversion Shares" shall mean the shares of Common Stock or Non-
           -----------------
Voting Common Stock, as the case may be, issuable upon conversion of the Preferred Shares.

          "Employee Benefit Plans" shall have the meaning assigned to it in
           ----------------------
Section 5.30 hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Encumbrances" shall have the meaning assigned to it in Section 5.2
           ------------
hereof.

          "Equity Security" shall mean any stock of the Company or any security
           ---------------
convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

          "Escrow Agreement" shall have the meaning assigned to it in Section 2
           ----------------
hereof.

          "Exchange Act" shall have the meaning assigned to it in Section 4.3
           ------------
hereof.

          "Existing Agreement" shall have the meaning assigned to it in the
           ------------------
recitals.

          "Governmental Entity" shall mean any national, federal, state,
           -------------------
municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

          "Hazardous Substances "shall have the meaning assigned to it in
           ---------------------
Section 5.27 hereof.

          "Holder" shall have the meaning assigned to it in Section 9.1.
           ------

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Intellectual Property "shall have the meaning assigned to it in
           ----------------------
Section 5.17(a) hereof.

          "LLC" shall have the meaning assigned to it in the preamble.
           ---

          "Liquidation" means any voluntary or involuntary liquidation,
           -----------
dissolution, or winding up of the affairs of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction.

          "Material Adverse Effect" shall have the meaning assigned to it in
           -----------------------
Section 5.3 hereof.

          "Nasdaq" shall have the meaning assigned to it in Section 5.10.
           ------

          "Nasdaq National Market" shall have the meaning assigned to it in
           ----------------------
Section 5.16.

          "Non-Voting Common Stock" shall have the meaning assigned to it in
           -----------------------
Section 1 hereof.

          "Permitted Acquisition" means any acquisition by the Company or any
           ---------------------
Subsidiary of (i) any business or assets with a purchase price of $2,500,000 or less (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration) or (ii) any business or assets for which the consent or approval of the Purchaser has been given.

          "Person" shall include all natural persons, corporations, business
           ------
trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "Preferred Shares" shall have the meaning assigned to it in Section 1
           ----------------
hereof.

          "Proxy Statement" shall have the meaning assigned to it in Section
           ---------------
7.11 hereof.

          "Purchase Price" shall have the meaning assigned it in Section 2
           --------------
hereof.

          "Purchaser" shall have the meaning assigned it in the introductory
           ---------
paragraph of this Agreement.

          "Rare Medium Note" shall have the meaning assigned to it in Section
           ----------------
5.28 hereof.

          "Real Property" shall have the meaning assigned to it in Section 5.7
           -------------
hereof.

          "Requisite Holders" shall mean the Apollo Purchasers so long as the
           -----------------
Total Attributable Share Percentage of the Apollo Purchasers is 50% or greater, and thereafter the Apollo Purchasers and such Holders as beneficially own in the aggregate 50% or more of the Securities.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "SEC Documents" shall have the meaning assigned to it in Section 5.8
           -------------
hereof.

          "Securities" shall have the meaning assigned to it in Section 1
           ----------
hereof.

          "Securities Act" or "Act" shall mean the Securities Act of 1933, as
           --------------
amended.

          "Stockholders Meeting" shall have the meaning assigned to it in
           --------------------
Section 11.1 hereof.

          "Subsidiary" shall mean any corporation, association or other business
           ----------
entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

          "Total Attributable Share Percentage" shall mean, for any Person on
           -----------------------------------
any date on which such calculation is to be made, the result obtained when the Total Attributable Shares beneficially owned by such Person on such date is divided by the Total Attributable Shares owned by such Person on the Closing Date (plus, the number of Securities acquired through the payment of dividends in accordance with the Certificates of Designation through such date), expressed as a percentage.

          "Total Attributable Shares" shall mean, as to any Person on any date
           -------------------------
on which such amount is to be determined, the sum obtained by adding (a) the number of Conversion Shares and Warrant Shares beneficially owned by such Person on such date plus (b) the number of Conversion Shares into which the Preferred
             ----
Shares beneficially owned by such Person on such date may be converted plus (c)
                                                                       ----
the number of Warrant Shares issuable in respect of Warrants beneficially owned by such Person on such date. If Total Attributable Shares is being calculated prior to the approval by the Company's stockholders of the transactions contemplated by this Agreement (as described in Section 7.11(b) above), then (b) and (c) in the previous sentence shall be calculated by assuming that such approval has been obtained and that Series B Preferred Shares have been converted into Series A Preferred Shares, Series 1-B Warrants have been converted into Series 1-A Warrants, Series 2-B Warrants have been converted into Series 2-A Warrants and, in each case, are fully convertible or exercisable at the then conversion or exercise price. Immediately following the Closing, based on the assumption in the preceding sentence, the number of Total Attributable Shares will be 36,436,114.

          "Transaction Documents" means this Agreement, the Escrow Agreement,
           ---------------------
the Certificates of Designation, the Warrants and Preferred Stock issued hereunder and any other instruments or agreements executed in connection herewith or therewith.

          "Warrants" shall have the meaning assigned to it in Section 1 hereof.
           --------

          "Warrant Shares" shall have the meaning assigned to it in Section 1
           --------------
hereof.

          "Warrant Stock" shall have the meaning assigned to it in Section 1
           -------------
hereof.

          "Year 2000 Compliant" shall have the meaning assigned to it in Section
           -------------------
5.25 hereof.

          11.  Enforcement.
               -----------

          11.1 Remedies at Law or in Equity.  If any representation or warranty
               ----------------------------
made by or on behalf of the Company, on the one hand, or the Purchaser, on the other hand, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, or any covenant made by either party hereto shall be breached by such party, the Purchaser or any Holder, on the one hand, or the Company on the other hand, may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, the Escrow Agreement, or the Certificates of Designation or the Warrants or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, the Escrow Agreement, or the Certificates of Designation or the Warrants, or to enforce any other legal or equitable right of the Purchaser or such Holder, on the one hand, or the Company on the other hand, or to take any one or more of such actions.

          In the event the Purchaser or any Holder brings such an action against the Company or the Company brings an action against the Purchaser arising under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, the Escrow Agreement, the Certificates of Designation or the Warrants, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          11.2   Cumulative Remedies.  None of the rights, powers or remedies
                 -------------------
conferred upon the Purchaser or any Holder on the one hand, or the Company on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Escrow Agreement, the Certificates of Designation or the Warrants or now or hereafter available at law, in equity, by statute or otherwise.

          11.3   No Implied Waiver.  Except as expressly provided in this
                 -----------------
Agreement, no course of dealing between the Company and the Purchaser or any Holder and no delay in exercising any such right, power or remedy conferred hereby or by the Escrow Agreement, the Certificates of Designation or the Warrants or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

           12.   Miscellaneous.
                 -------------

           12.1  Waivers and Amendments.  Upon the approval of the Company and
                 ----------------------
the written consent of the Requisite Holders (a) the obligations of the Company and the rights of the Purchaser and the Holders under this Agreement or the Escrow Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Escrow Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of the Purchaser, the Holders and the Company.

          The foregoing notwithstanding, no such waiver or supplemental agreement shall (a) affect any of the rights of any holder of a Security created by the Certificates of Designation, the Warrants or by the Delaware General Corporation Law without compliance with all applicable provisions of the Certificates of Designation, the Warrants and the Delaware General Corporation Law, or (b) reduce the aforesaid fraction of Preferred Shares or Warrants, as the case may be, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all the Preferred Shares or Warrants, respectively.

          Upon the effectuation of each such waiver or supplemental agreement, the Company shall promptly give written notice thereof to the Purchaser and the Holders who have not previously consented thereto in writing.

          Neither this Agreement nor the Escrow Agreement, nor any provision hereof or thereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1.

          12.2  Notices.  All notices, requests, consents and other
                -------
communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

                (a)  If to the Apollo Purchaser:

                     Apollo Investment Fund IV, L.P.
                     c/o Apollo Management, L.P.
                     1301 Avenue of the Americas
                     38th Floor
                     New York, NY 10019
                     Attention: Andrew D. Africk
                     Telecopy No.:  (212) 261-4071

                     with copies to:

                     Sidley & Austin
                     875 Third Avenue
                     New York, NY 10022
                     Attention: Daniel G. Kelly, Jr.
                     Telecopy No.:  (212) 906-2021

             or (b) If to the other persons or entities party to this Agreement, at the address specified on its respective signature page hereof.

             or (c)  If to the Company:

                     Rare Medium Group, Inc.
                     44 West 18th Street
                     6th Floor
                     New York, NY 10011

                     Attention: Glenn S. Meyers
                     Telecopy No.:  (917) 217-1111

                     with a copy to:

                     Mesirov Gelman Jaffe Cramer
                     & Jamieson, LLP
                     1735 Market Street
                     Philadelphia, PA 19103
                     Attention: Richard P. Jaffe
                     Telecopy No.:  (215) 994-1046

or at such other address as the Company or the Purchaser each may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          12.3 Termination of Agreement.  This Agreement may be terminated
               ------------------------
prior to the Closing as follows:

          (a)  by mutual consent of the Purchaser and the Company;

          (b) at the election of the Company, if any one or more of the conditions to its obligations has not been fulfilled as of 75 days following the date hereof;

          (c) at the election of the Purchaser, if any one or more of the conditions to its obligations has not been fulfilled as of 75 days following the date hereof;

          (d) at the election of the Company, if the Purchaser has breached any material representation, warranty, covenant or agreement contained in this Agreement; or

          (e) at the election of the Purchaser, if the Company has breached any material representation, warranty, covenant or agreement contained in this Agreement.

          If the Closing shall occur, this Agreement shall remain in effect until the later of (i) the date upon which no Preferred Shares or Warrants shall remain outstanding and (ii) the date upon which all Conversion Shares or Warrant Shares eligible to be sold pursuant to a registration statement under Article 9 shall have been sold.

          In the event that the Company or the Purchaser, as the case may be, elects to terminate this Agreement, it shall deliver an irrevocable notice to the other party to this

Agreement declaring its election to so terminate this Agreement in accordance with the provisions of this Section 12.3, and setting form therein the basis for such termination.

          12.4 Indemnification.  The Company shall indemnify, save and hold
               ---------------
harmless the Purchaser, its directors, officers, employees, partners, representatives and agents from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from
(i) the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated thereby, and (ii) the Purchaser's role with the Company or such transactions, in each case, except to the extent of any wilful misconduct or gross negligence of the indemnified party. This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement and the Transaction Documents.

          12.5 Allocation of Purchase Price.  The Company and the Purchaser
               ----------------------------
hereby acknowledge that for the purposes of Section 1273(c)(2) of the Code, the Warrants are a part of an investment unit with the Preferred Shares and that the allocated purchase price of the Warrants for such purposes shall be mutually determined by the parties hereto. The Company and the Purchaser agree to use the foregoing allocated purchaser price as the purchase price of the Warrants for all income tax purposes.

          12.6 Survival of Representations and Warranties, etc.  All
               -----------------------------------------------
representations and warranties made in, pursuant to or in connection with this Agreement shall survive for two years following the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Securities and payment therefor; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

          If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect. None of the parties hereto shall have any liability in respect of a termination of this Agreement, except to the extent that failure to satisfy the conditions set forth in Sections 6.1, 6.2 and 6.3 results from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

          12.7 Severability.  Should any one or more of the provisions of this
               ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          12.8  Parties in Interest.  All the terms and provisions of this
                -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of the Purchaser and the Company, whether so expressed or not, and any Holder (each of which is expressly deemed to be a third party beneficiary hereunder). This Agreement shall not run to the benefit of or be enforceable by any other Person.

          12.9  Headings.  The headings of the Sections and paragraphs of this
                --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          12.10 Choice of Law.  It is the intention of the parties that the
                -------------
internal laws, and not the laws of conflicts, of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          12.11 Expenses.  The Company agrees, subject to the consummation of
                --------
the transactions contemplated hereby, to pay, and hold the Purchaser harmless from liability for the payment of, all expenses incurred by the Purchaser in connection with the preparation and negotiation of the Existing Agreement, this Agreement, the Escrow Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation:

                (i) the fees and expenses of its counsel and accountants, and of the Escrow Agent and its counsel, and the Purchaser's out of pocket expenses, arising in connection with the negotiation and execution of the Existing Agreement, this Agreement, the Escrow Agreement, the Certificates of Designation and the Warrants and the consummation of the transactions contemplated hereby (the fees and expenses of such counsel may be paid by check delivered to such counsel at the Closing by the Purchaser, the amount of such check being deducted from the aggregate amount to be paid by the Purchaser at the Closing for the Securities to be purchased by it hereunder),

                (ii) the fees and expenses incurred with respect to any amendments to the Existing Agreement, this Agreement, the Escrow Agreement, the Certificates of Designation or the Warrants proposed by the Company (whether or not the same become effective),

                (iii) the fees and expenses incurred in connection with any requested waiver of the right of any holder of Securities or the consent of any holder of Securities to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, the Escrow Agreement, the Certificates of Designation or the Warrants,

               (iv) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of the Existing Agreement, this

     Agreement and the Escrow Agreement, or the issuance, delivery or acquisition of the Preferred Shares or the Warrants or upon the conversion of the Preferred Shares or the exercise of the Warrants, and

                 (v) all costs of the Company's performance and compliance with the Existing Agreement, this Agreement, the Escrow Agreement, the Certificates of Designation and the Warrants.

          12.12  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          12.13  Entire Agreement.  This Agreement and the other Transaction
                 ----------------
Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces the Existing Agreement and all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                              RARE MEDIUM GROUP, INC.


                              By:  _____________________________
                                   Name:  Glenn S. Meyers
                                   Title: Chairman, CEO and President


                              APOLLO INVESTMENT FUND IV, L.P.

                              By:  APOLLO ADVISORS IV, L.P.,
                                   its general partner

                              By:  Apollo Capital Management IV, Inc.,
                                   its general partner


                              By:  _____________________________
                                   Name:  Andrew D. Africk
                                   Title: Vice President


                              APOLLO OVERSEAS PARTNERS IV, L.P.

                              By:  APOLLO ADVISORS IV, L.P.
                                   its general partner


                              By:  Apollo Capital Management IV, Inc.,
                                   its general partner

                              By:  _____________________________
                                   Name:  Andrew D. Africk
                                   Title: Vice President


                              AIF IV/RRRR LLC


                              By:  _____________________________
                                   Name:  Andrew D. Africk
                                   Title: Manager